UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2006

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) At a regular meeting of the Board of Directors of Johnson Controls, Inc. (the "Company") held on November 15, 2006, the Board acknowledged the retirement of Willie Davis from the Board of Directors effective at the close of such meeting. Mr. Davis’ announced his retirement in accordance with the Company’s mandatory director retirement policy established by the Company’s Corporate Governance Guidelines. At the time of his retirement, Mr. Davis was a member of the Audit Committee of the Board.

(e) At the November 15, 2006 meeting of the Compensation Committee (the "Committee") of the Board, the Committee approved awards for the Company’s executive officers under the Company’s Annual and Long-Term Incentive Plan (ALTIPP) for fiscal year 2006 which were based on previously disclosed performance measurements.

At the same meeting, the Committee established annual award performance measures based on a combination of earnings growth and return on equity, and year over year improvement in net cash from operating activities, and established long-term award performance measures for fiscal years 2007-2009 based on a combination of earnings growth and return on invested capital.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 15, 2006, the Board approved amendments to Article III of the Amended and Restated By-Laws of the Company to establish that the size of the Board shall be as determined by the Board within a range of not less than ten (10) nor more than thirteen (13) members. The Amended and Restated By-Laws of the Company, as amended, is filed as Exhibit 3 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

(3) Johnson Controls, Inc. Amended and Restated By-Laws, as amended through November 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

November 17, 2006	By:	R. Bruce McDonald

Name: R. Bruce McDonald
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3	Johnson Controls, Inc. Amended and Restated By-Laws, as amended through November 15, 2006.